                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                           Exhibit 99.1

CONNECTONE BANCORP, INC. TO HOST 2025 SECOND QUARTER

RESULTS CONFERENCE CALL ON JULY 29, 2025

Englewood Cliffs, N.J., July 10, 2025 -- ConnectOne Bancorp, Inc. (Nasdaq: CNOB) (the “Company” or “ConnectOne”), parent company of ConnectOne Bank (the “Bank”), today announced that it plans to release results for the second quarter ended June 30, 2025, before the market opens on Tuesday, July 29, 2025. Management will also host a conference call and audio webcast at 10:00 a.m. ET on July 29, 2025, to review the Company's financial performance and operating results.

Chairman and Chief Executive Officer Frank Sorrentino III and Senior Executive Vice President and Chief Financial Officer William S. Burns will host the call. The conference call dial-in number is 1 (646) 307-1963, access code 7519286. Please dial in at least five minutes before the start of the call to register. An audio webcast of the conference call will be available to the public, on a listen-only basis, via the "Investor Relations" link on the Company's website https://www.ConnectOneBank.com or at http://ir.connectonebank.com.

A replay of the conference call will be available beginning at approximately 1:00 p.m. ET on Tuesday, July 29, 2025, and ending on Tuesday, August 5, 2025, by dialing 1 (609) 800-9909, access code 7519286. An online archive of the webcast will be available following the completion of the conference call at https://www.ConnectOneBank.com or at http://ir.connectonebank.com.

About ConnectOne Bancorp, Inc.

ConnectOne Bancorp, Inc., is a modern financial services company that operates, through its subsidiary, ConnectOne Bank, and the Bank’s fintech subsidiary, BoeFly, Inc. ConnectOne Bank is a high-performing commercial bank offering a full suite of banking & lending products and services that focus on small to middle-market businesses. BoeFly, Inc. is a fintech marketplace that connects borrowers in the franchise space with funding solutions through a network of partner banks. ConnectOne Bancorp, Inc. is traded on the Nasdaq Global Market under the trading symbol "CNOB," and information about ConnectOne may be found at https://www.connectonebank.com.

Investor Contact:

William S. Burns

Senior Executive VP & CFO

201.816.4474: bburns@cnob.com

Media Contact:

Shannan Weeks, MWW

MikeWorldWide

732.299.7890: sweeks@mww.com